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                                                                    EXHIBIT 99.2


                          MIDCITY FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

                            __________________, 2001


          The undersigned hereby appoints the Board of Directors of MidCity Financial Corporation ("MidCity Financial"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MidCity Financial which the undersigned is entitled to vote at MidCity Financial's Special Meeting of Stockholders (the "Meeting"), to be held on _________________, 2001, at________________________________________,
at__:___.m., local time, and at any and all adjournments and postponements thereof:

          The adoption of the Amended and Restated Agreement and Plan of Merger, by and among MidCity Financial, MB Financial, Inc. and MB-MidCity, Inc., dated April 19, 2001, pursuant to which each of MidCity Financial and MB Financial, Inc. will merge with and into MB-MidCity, Inc., as described in the accompanying joint proxy statement-prospectus.


                      FOR              AGAINST         ABSTAIN
                      / /                / /             / /

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

          The Board of Directors recommends a vote "FOR" adoption of the merger agreement.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          This proxy may be revoked at any time before it is voted by: (1) filing with the Secretary of MidCity Financial at or before the Meeting a written notice of revocation bearing a later date than this proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of MidCity Financial at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt, prior to the execution of this proxy, of Notice of the Meeting and a joint proxy statement-prospectus.


                           Dated:  ________________________




                           --------------------------  -------------------------
                           PRINT NAME OF STOCKHOLDER   PRINT NAME OF STOCKHOLDER


                           --------------------------  -------------------------
                           SIGNATURE OF STOCKHOLDER    SIGNATURE OF STOCKHOLDER


                           PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CORPORATE OFFICER PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN.

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                           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
                              PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
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